Exhibit 10.1
Execution Version
AMENDMENT NO.1 TO ASSET PURCHASE AGREEMENT
APRIL 10, 2007
     This AMENDMENT TO ASSET PURCHASE AGREEMENT and related schedules dated as of April 10, 2007 (this “Amendment”) is made by and among The Employee Ownership Holding Company, Inc., a Delaware corporation (“TEOHC”), N & NW Manufacturing Holding Company, Inc., a California corporation (“N&NW”), Noll Manufacturing Company, a California corporation, M & N Plastics, Inc., an Oregon corporation (“M&N”), and TEOHC Real Estate Holding Company LLC, a Delaware limited liability company (“TEOHC-REHC”) (TEOHC, N&NW, NOLL, M&N and TEOHC-REHC are collectively referred to as “Sellers”), and Noll Acquisition, LLC, a Delaware limited liability company (“Buyer”).
     The parties hereto are parties to that certain Asset Purchase Agreement dated March 9, 2007 (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Purchase Agreement and the accompanying schedules.
     The parties hereto desire to amend the Purchase Agreement and the accompanying schedules.
     NOW THEREFORE, in consideration of the respective warranties, covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.	The parties acknowledge and understand that M&N is an Oregon corporation, not a California corporation, and that the preamble to the Purchase Agreement and the preamble to the Disclosure Schedule thereto are hereby amended to conform with this understanding so that all references to “M & N Plastics, Inc., a California corporation (“M&N”)” shall be amended to read “M & N Plastics, Inc., an Oregon corporation (“M&N”). ”

2.	Sellers’ address in Section 11.04(i) (Notices) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following address:
The Employee Ownership Holding Company
c/o Robert Eddy
14550 Wolfgang Road
Truckee, California 96161
3.	Section 3.06 (Allocation of the Purchase Price) of the Purchase Agreement is hereby amended by adding the phrase “plus the amount of the Assumed Liabilities as set forth in the Closing Statement of Net Assets” after the words “The Final Purchase Price” in the first sentence of Section 3.06.
4.	The Buyer and the Sellers hereby acknowledge and agree that if the portion of the Final Purchase Price allocated to any parcel of the Real Property post Closing exceeds the amount on which the transfer tax was paid at Closing, the Buyer and the Sellers each agree to pay one-half of any additional amounts assessed and to work together to complete and file any necessary documentation in connection therewith, including but not limited to, an amended Real Estate Excise Tax Affidavit in Washington and/or an amended Preliminary Change of Ownership Report in California, as applicable. In addition, the Sellers and the Buyer hereby acknowledge and agree that if the portion of the Final Purchase Price allocated to any parcel of the Real Property post Closing is less than the amount on which the transfer tax was paid at Closing, upon the mutual agreement of the Buyer and the Sellers, the parties shall work together to complete and file any documentation necessary to obtain a refund of such overpayment, with any such overpayment to be paid one-half to the Buyer and one-half to the Sellers. Additionally, the Buyer and the Sellers hereby acknowledge and agree that any expenses incurred by either party in connection with the provisions of this Section 4 shall be paid by the party that incurred such expenses and that any fees associated with any necessary filings shall be split equally among the Buyer on the one hand and the Sellers on the other.

5.	Attached hereto are supplements to Schedule 3.06 (Allocation of the Purchase Price), Sections 5.13 (Intellectual Property) and 5.14(b) (Litigation) of the Disclosure Schedule and Schedule 7.06 (Employees), which the parties agree will supplement and become part of, but do not replace, the schedules delivered with the Purchase Agreement.

6.	Except as specifically set forth herein, the Purchase Agreement and the schedules will remain in full force and effect in all other respects.
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[SIGNATURE PAGE FOLLOWS]

[Signature Page to Amendment No.1 to Asset Purchase Agreement]
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be affixed hereto, all as of the day and year first above written.

SELLERS:	THE EMPLOYEE OWNERSHIP HOLDING COMPANY

/s/ Robert E. Eddy
	By:	Robert E. Eddy
Its: President

N & NW MANUFACTURING HOLDING COMPANY, INC.

/s/ Robert E. Eddy
	By:	Robert E. Eddy
Its: President

NOLL MANUFACTURING COMPANY

/s/ Robert E. Eddy
	By:	Robert E. Eddy
Its: President

M & N PLASTICS, INC.

/s/ Robert E. Eddy
	By:	Robert E. Eddy
Its: President

TEOHC REAL ESTATE HOLDING COMPANY LLC

/s/ Robert E. Eddy
	By:	Robert E. Eddy
Its: President

BUYER:	NOLL ACQUISITION, LLC

/s/ Timothy Heasley
	By:	Timothy Heasley
Its: Secretary

GUARANTOR:	GIBRALTAR INDUSTRIES, INC.

/s/ Timothy Heasley
	By:	Timothy Heasley
Its: Secretary

SCHEDULE 3.06
ALLOCATION OF PURCHASE PRICE
Schedule 3.06 is deleted in its entirety and replaced as follows:
Allocation of Purchase Price
The Sellers and Buyer will report the allocation of the sum of the Final Purchase Price plus the amount of the Assumed Liabilities as set forth in the Closing Statement of Net Assets, which shall be prepared by the Buyer, and mutually agreed by Seller, within One Hundred and Eighty (180) days after the Closing Date, in all tax returns and forms (including without limitation, Form 8594 filed with the Sellers’ and Buyer’s respective federal income tax returns for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review, or tax litigation relating thereto. The Sellers and Buyer shall each deliver to the other a copy of the Form 8594 it files with its respective federal income tax return.
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SELLERS DISCLOSURE SCHEDULE
SECTION 5.13
INTELLECTUAL PROPERTY
The attachment to Schedule 5.13 titled “Intellectual Property — Patents” is hereby deleted in its entirety and replaced as follows:
Schedule 5.13
Intellectual Property — Patents

Title	Country	Application No.	Patent No.	Issue Date	Owner
Foundation Vent	US	08/015,605	5444947	8/29/1995	Noll Manufacturing Co.
Foundation Ventilator	US	08/064,404	5460572	10/24/1995	Noll Manufacturing Co.
Foundation Vent	US	08/156,412	5496213	3/5/1996	Noll Manufacturing Co.
Exhaust Vent*	US	08/152,288	5662522	9/2/1997	Noll Manufacturing Co.
Foundation Vent	Canada	2113982	2113982	5/5/1998	Noll Manufacturing Co.
Exhaust Vent	Canada	2111157	2111157	3/22/2005	Noll Manufacturing Co.

*	This patent was the subject of an enforcement action filed by Noll. See Noll Mfg. Co. v. Fresh Air Mfg. Co., No. 03-CV-5484 (W.D. Wa). The district court granted Defendants motion for summary judgment based on non-infringement on September 7, 2004. Noll appealed and the Federal Circuit affirmed the district court on May 13, 2005. See Noll Mfg. Co. v. Fresh Air Mfg. Co., No. 05-1034 (Fed. Cir.).
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SELLERS DISCLOSURE SCHEDULE
SECTION 5.14
LITIGATION
The following disclosure is added to Section 5.14(b) of the Seller’s Disclosure Schedule:
3.	Noll was sued by and is a named defendant in a civil lawsuit styled Rangel v. Barajas, Case No. CV 031977 (March 8, 2007) filed in California Superior Court, San Joaquin County.
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BUYER’S SCHEDULE 7.06
Buyer’s Schedule 7.06 is hereby deleted in its entirety and replaced as follows:
Non- Transferring Employees
Robert E. Eddy
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